EXHIBIT 10.18

                             EMPLOYMENT AGREEMENT

This Agreement of Employment is made and entered into by and between Thomas Nelson, Inc., a Tennessee corporation, hereinafter referred to as "Employer", and Tamara L. Heim, hereinafter referred to as "Employee."

Employer desires to employ Employee in the capacity of Executive Vice President and Chief Publishing Officer, with all principal powers, duties and responsibilities attendant thereto, and such other duties as shall be requested of Employee by Employer, and Employee desires to be so employed by Employer. In consideration therefore, the parties mutually agree as follows:

1.   Term of Agreement

     The term of this Agreement shall be for a period of one (1) year commencing on January 3, 2005. After this one (1) year period, this Agreement will automatically renew every six (6) months unless cancelled by either party. In the event of involuntary termination, Employer agrees to pay Employee salary and benefits continuation for the greater of the remainder of the term of this Agreement or six months.

2.   Employee Compensation

     Employee's remuneration shall be as set forth in the Incentive Bonus Program/Agreement for 2005 attached to this agreement and and incorporated herein by this reference. In addition, Employers agrees to the following:

     - Twenty (20) days Paid Time off (PTO) effective on Employee's 61st day of employment
     - Employer will pay Employee's current COBRA medical premiums during her first 60 days of employement
     - Employer will pay relocation benefits as set forth in the Relocation Benefits Summary attached to this Agreement and incorporated herein by reference.

     Employee will be considered for the granting of stock options in amounts similar to comparable senior executives; Employee recognizes and agrees that options are granted at the sole discretion of the Compensation Committee of the Board of Directors which may or may not issue such grants.

3.   Employee Conduct

     As Executive Vice President and Chief Publishing Officer, Employee recognizes and understands her fiduciary relationship with and responsibilities to Employer. Employee therefore promises to act always in good faith and in the best interests of Employer in the discharge of her duties and obligations. Further, Employee agrees to devote her full time and efforts to her employment with Employer. Employer specifically agrees to allow Employee to continue current outside board assignment. Otherwise, should Employee during the term of this Agreement fail to so devote her full working time and efforts to the benefit of Employer for any reason other than illness or disability, or should she engage in any activity or business enterprise competing or conflicting with the business or activities of Employer, its subsidiaries, partners, or agents, or should she engage in any illegal or criminal conduct or acts of insubordination or moral turpitude (such as fornication, adultery, theft, embezzlement and/or fraud), or should she violate any of the terms and provisions of Subparagraph 4.a.1. hereunder, then Employer, at its sole discretion, may terminate the employment of Employee immediately. All Employee's rights hereunder shall end upon such termination by Employer and Employee's only rights in such event shall be to receive all salary accrued through the date of termination.

4.   Confidential Clauses and Non-Competition Agreement

     Employee further agrees as follows:

     a.  During Employment by Employer:

         1)  Confidential Information

             Employee recognizes that the Bible publishing industry and the religious book publishing industry combined comprise about 4% of the total publishing industry, and less than 1% of the total printing industry; therefore, Employee understands and agrees that this Employment Agreement is not unreasonably restrictive, and does not prohibit Employee from being employed in a lucrative career and from making a fair and honorable living.

             Employee recognizes and acknowledges that there are certain trade secrets related to Employer's Christian and Inspirational Books, Bibles, and Biblical Reference and Electronic Publishing, as well as the design, sale, and distribution of Bible Covers, and related businesses including, but not limited to, the names, royalties, account information and/or business relationships pertaining to Employer's artists, authors, writers, customers, and manufacturers, as well as certain information related to manufacturing schedules and procedures, new products, future plans, marketing practices, sales volumes of various products, and other items of Employer's businesses not specifically mentioned herein.

             Employee recognizes and understands that she holds a position of fiduciary privilege, and except as authorized in writing by Employer, she agrees during the term of this Agreement and thereafter to refrain from disclosing to any person, firm, corporation, partnership, association or other business entity, or to use for her own benefit, any trade secrets, unique business information, plans, products, manufacturing data, customer lists, author or artist lists, or any other confidential information relating to any and all ongoing business activities of Employer, or its parent company, or its subsidiaries the disclosure of which she knows, or in the exercise of reasonable care should have reason to know, may, can, or will be damaging or harmful to Employer's business activities or those of its parent company, affiliates, or subsidiaries, or which disclosure shall serve to direct or divert corporate opportunities, product sales, and/or profits away from Employer, its parent company, its affiliates, its subsidiaries, partners, or agents, to the person, firm, corporation, partnership, association, or the given entity to whom or to which such disclosure is made.

         2)  Ownership of Work

             Employee recognizes and understands that she will hold for the benefit of Employer and disclose fully to Employer, immediately upon origination or acquisition, any and all Works made, discovered, developed or secured, alone or jointly with others, during the term of her employment with Employer. Employee further agrees that any Work prepared during the term of her employment is a "work made for hire" for all purposes of the United States Copyright Act. If, for any reason, all right, title and interest in and to a Work does not vest in Employer by operation of law, Employee hereby assigns to Employer the entire right, title and interest in and to the Work including without limitation, patents, trademarks, and the exclusive and perpetual copyright in and to the Work and the exclusive right to obtain and hold in its own name registraitons and any other such protection and any extensions or renewals thereof. Employee's execution of this Agreement shall be deemed an assignment thereof to Employer. For the purpose of this Agreement, the term "Work" means any and all inventions, discoveries, improvements, developments and innovations whether patentable or not, software (including, without limitation, source and object code), patents, copyrights, trademarks and or original works of authorship, in any and all media or forms of expressions, now known or later discovered, conceived in whole or in part by the undersigned or through assistance of the undersigned which:
             (i) result from any work performed on behalf of Employer, or pursuant to a project suggested or directed by the Employer;
             (ii) relate in any manner to the existing or contemplated business of the Employer; or (iii) result from the use of the Employer's time, material, employees, equipment or facilities.

     b.  Subsequent to Termination of Employment:

         1)  Non-Competition

             Employee agrees that during the term of this Agreement and for a period extending two (2) years from the date of Employee's termination with Employer for any reason:

             (a) She will not negotiate or enter into any contract with any author, writer, editor, designer, packager or other person who, at the time of termination, is under contract to (or is negotiating with) Employer or its parent, affiliates or subsidiaries, or with whom Employer or its parent, affiliates or subsidiaries enters into any contract or agreement during the non-compete period hereunder. Employee further agrees not to negotiate or enter into any contract with any of the above persons for a period of two (2) years following the expiration of any such person's contract with Employer or its parent, affiliates or subsidiaries.

             (b) She will not attempt to procure, nor encourage others to procure, the employment of any employees of Employer or its parent, affiliates or subsidiaries who are employed at the time of execution hereof, or such employees as may become employed by Employer or its parent, affiliates or subsidiaries during Employee's employment hereunder.

             (c) She will not engage in publishing, producing or distributing Christian and Inspirational Books, Bibles, Electronic products, Bible Covers, Biblical Reference and Electronic products, as well as in the design, sale, and distribution of these products, nor divert to other companies any authors, writers, editors, designers, packagers, or any other person under contract with Employer or its parent, affiliates or subsidiaries, or with whom Employer is negotiating at the time of termination, (or who was published by Employer or its parent, affiliates or subsidiaries during the thirty (30) months prior to Employee's termination), in any geographical region in which Employer or its parent, affiliates, or subsidiaries conduct such business or sell such products both as of the time of execution hereof and throughout the non-compete period hereunder.

             (d) She agrees never to make, utter, write, nor otherwise publish derogatory or defamatory statements which can, may, or do cause harm, whether intended or not, to the relationship between Employer or its parent, affiliates, or subsidiaries and any of their customers, personnel, producers, artists, authors, or writers.

5.   Remedies

     Employee acknowledges that she will receive privileged information from Employer during her employment and that she will have substantial access to Employer's trade secrets, business information and personnel data. In consideration of her employment and the privilege of access to Employer's trade secrets, information, business methods and procedures, and personnel data, Employee acknowledges that the restrictions contained within paragraph 4 are reasonable and necessary in order to preserve Employer's legitimate interests and that any violation thereof would result in irreparable injury to Employer for which monetary damages would be an inadequate remedy. Therefore, Employee acknowledges and agrees that in the event of any violations thereof, Employer may seek from any court of competent jurisdiction preliminary and permanent injunctive relief as well as an equitable accounting of all Employee's profits or benefits arising out of such violation, which rights shall be cumulative and in addition to any other action or remedies to which Employer may be entitled at law or in equity.

     In the event that any Non-Competition provision of this Agreement shall be held by a court of competent jurisdiction to be, in any respect, an unreasonable restriction of Employee, then the court so holding may reduce the territory to which it pertains and/or the period of time to which it operates or effect any other change to the extent necessary to render the Non-Competition provisions and the Non-Disclosure of Information provisions of this Agreement enforceable by the said court.

6.   Severability of Provisions

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected nor impaired thereby and such provisions shall be enforced to the fullest extent possible in accordance with the mutual intent of the parties hereto.

7.   Non-Waiver Agreement

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and is signed by the Employee and an officer of Employer. No waiver by either party hereto of the other party's compliance with, or breach of, any condition or provision herein to be performed by said party shall constitute a simultaneous waiver of any other terms, provisions or conditions herein nor shall such waiver by either party constitute a continuing waiver of said pertinent term, provision, or condition subsequent thereto unless such continuation of waiver is agreed to in writing by the parties pursuant to the terms of this paragraph.

8.   Warranties and Representation

     This Agreement, including attachments, contains the entire final and complete agreement between the parties hereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The parties agree that this Agreement shall supercede and replace all previous contracts or agreements whether written or oral between Employer and Employee.

9.   Applicable Law

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee and the parties hereto submit to the exclusive jurisdiction of the courts of Davidson County, Tennessee which shall be the venue for resolution of any dispute arising herefrom. The cost of any such litigation to enforce all or part of this Agreement, including without limitation, court costs and attorneys' fees, shall be paid by the party found to be in default hereunder or who is otherwise found to be acting or to have acted contrary to the terms hereof.

This Agreement is made and entered into this 26th day of October, 2004.

ACCEPTED BY:                               FOR THOMAS NELSON, INC.


/s/ Tamara Heim                            /s/ M. S. Hyatt
------------------------------             -------------------------------
Tamara Heim                                Michael Hyatt
                                           President and COO